Exhibit 10.21

LEASE

from

Fourteen Huron Drive, LLC

(LANDLORD)

to

Allurion Technologies, Inc.

(TENANT)

LEASE

This is a Lease in which Landlord and Tenant are the parties named below, and which relates to space located at 14 Huron Drive, Natick, Massachusetts as more fully described below.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I - Basic Lease Provisions and Exhibits.

1.1 Introduction. The following sections of this Article set forth definitions and basic data, and list Exhibits. Each reference in this Lease to any of the titles or terms contained in this Article I shall be construed to incorporate the definitions or data stated under that title or term.

1.2 Definitions and Basic Data.

DATE OF LEASE:	June 18, 2014

COMMENCEMENT DATE:	July 1, 2014

LANDLORD:	Fourteen Huron Drive, LLC

LANDLORD’S MAILING ADDRESS:	14 Huron Drive, Natick, MA 01760

TENANT:	Allurion Technologies, Inc.

TENANT’S MAILING ADDRESS:	888 Worcester Street, Wellesley, MA 02482

PREMISES:	The approximately 4,250 rentable square feet of space shown on Exhibit A and labeled the “premises.” The building on which the premises is located is called the “building.” The lot on which the building is located is the “lot.”

LEASE TERM:	Commencement Date through June 30, 2017

EXTENSION OPTION:	One (1) option, exercisable by Tenant in its sole discretion, to extend the Term for one or two (2) years, as further provided in Section 3.4 of this Lease (the “Extension Period”).

BASE RENT:

Period	Base Rate	Annually	Monthly
Commencement Date Through June 30, 2015	$9.00/rsf NNN	$37,800.00	$3,150.00
July 1, 2015 – June 30, 2016	$10.00/rsf NNN	$42,000.00	$3,500.00
July 1, 2016 – June 30, 2017	$11.00/rsf NNN	$46,200.00	$3,850.00

EXTENSION PERIOD BASE RENT:	As set forth in Section 4.2 of this Lease.

ADDITIONAL RENT:	Includes Operating Cost Rent (as defined in Section 5.5), Tax Rent (as defined in Section 5.1), Utility Rent (as defined in Section 5.8), Disposal Charges (as defined in Section 5.9) and all other sums (except Base Rent) payable by Tenant to Landlord under this Lease.

TENANT’S PRO RATA SHARE:	Fifty-Nine Percent (59%) of the Building.

SECURITY DEPOSIT:	$6,300.00

PERMITTED USE:	Use consistent with Town of Natick, MA Industrial I Zoning.

HVAC OBLIGATION:	Landlord shall furnish heat and air conditioning to the Premises during the applicable seasons during normal business hours and at such other times as requested by Tenant.

TENANT UTILITIES:	The Landlord will bill the Tenant its pro-rata share of electric and gas expenses on a monthly basis based on then-current and historical data in monthly statements provided by the respective utility company. At Tenant’s election, Tenant may have separate metering equipment installed at Tenant’s expense whereupon Tenant would pay separately metered electric and/or gas.

NNN EXPENSES:	Landlord will remain responsible for standard structural upkeep of the building without recourse to Tenant, including but not limited to roof repair. Should Tenant’s Permitted Use require any special maintenance or remediation services beyond those required by ordinary business usage, Tenant may obtain such services at Tenant’s expense.

TENANT IMPROVEMENTS:	At the Landlord’s sole expense, Landlord will fully perform and complete the Tenant Improvements described in Exhibit B to this Lease.

TERMINATION OPTION:	Tenant’s option to terminate the Lease on or after December 30, 2016 but before June 30, 2017 by providing the Landlord with no less than three (3) months prior written notice, as further provided in Section 3.5 of this Lease.

SIGNAGE:	Tenant’s standard building signage on the Tenant’s glass entry door in the building lobby and exterior Building signage, as further provided in Section 2.2 of this Lease.

1.3 Exhibits. The following Exhibits, which are attached to this Lease, are a part of this Lease and are incorporated in it by this reference. Agreements or undertakings contained in the Exhibits are binding as if set forth in this Lease and are subject to all the provisions (including provisions regarding default) of this Lease.

Exhibit	A. A Plan showing the location of the Premises and Common Areas of the Building.

Exhibit	A-1. A Plan showing assigned parking spaces.

Exhibit	B. Description of Tenant Improvements.

Exhibit	B-1. Tenant Improvements Diagram.

ARTICLE II - Lease of Premises and Appurtenant Rights

2.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, as is (except as otherwise provided herein), the Premises except to the extent of Landlord’s Tenant Improvements set forth in Exhibit B.

2.2 Appurtenant Rights in Common Areas. Tenant shall have the right, in common with others, to use the entrances, exits, and passageways, parking areas and driveways located on the Lot. Tenant shall further be entitled to 21 assigned parking spaces located as depicted on the attached Exhibit A-1. Tenant shall also be entitled to install one (1) non-illuminated 3 foot by 3 foot sign on the front lawn and a sign in the lobby to Tenant’s front entry (subject, however, to any applicable zoning or other ordinances of the Town of Natick.)

2.3 Excluded Areas; Reservation of Rights. All perimeter walls (except the inner surface thereof) and the floor (except the upper surface thereof) and the ceiling (except for the inner surface). Landlord hereby reserves a right of entry as more particularly set forth in Section 8.5.

ARTICLE III - Commencement.

3.1 Commencement Date and Term. This Lease shall begin on the Commencement Date and shall be in force and effect for the Term as specified in Section 1.2.

3.2 Delivery of Possession. If Landlord is unable to deliver possession of the Premises on the Commencement Date of the Term because of the holding over of any tenant or for any other reason, Landlord shall not have any liability whatsoever for the failure to give possession on such date, nor shall such failure in any way affect the validity of this Lease or the obligations of Tenant hereunder. However, Rent shall be abated for any period during which Landlord shall be unable to deliver possession of the Premises. Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Premises within thirty (30) days of the Commencement Date of the Term for any reason, Tenant may terminate this Lease at no cost or expense to Tenant by delivering notice of such termination in writing to Landlord.

3.3 Landlord’s Work. Except to the extent expressly set forth in Exhibit B, the Premises shall be delivered “as is” (except as otherwise provided herein), and Landlord shall not be required to make any repairs, alterations, or improvements to the Premises. All such Tenant Improvements shall be performed in a timely, good and workmanlike manner and comply with all applicable laws, ordinances, rules and regulations of governmental authorities. Within three (3) months from the Commencement Date, Landlord shall complete Tenant Improvements as defined in Exhibit B in a good and workmanlike manner. All such Tenant Improvements shall be subject to Tenant’s acceptance in writing. If Tenant does not accept such Tenant Improvements, which acceptance shall not be unreasonably withheld, Landlord shall promptly improve such Tenant Improvements to the satisfaction of Tenant. Tenant agrees that all claims with respect to Landlord’s failure to meet its obligations under this Section shall be made within thirty (30) days of the completion of the work, or, in the case of latent defects, not later than one year after the completion of the work, and that all claims not made within such periods shall be forever waived.

3.4 Extension Options. Landlord grants to Tenant one Extension Option as specified in Section 1.2 – ‘Extension Option”. Any extension of this Lease shall be on the same terms and conditions as set forth in this Lease, with the following exceptions: (i) the Base Rent during the extended term shall be as specified in Section 4.2; and (ii) there shall be no further Extension Option. The Extension Option shall be exercised by Tenant giving written notice of extension to Landlord at any time prior to December 31, 2016. Upon the Landlord’s timely receipt of such notice, the Extension Period shall become part of the Term for all purposes without the necessity of executing a new lease or any other instrument.

Tenant’s exercise of the Extension Option shall be effective to extend the Lease only if, at the time of the notice and upon the effective date of the extended term, there is no Default (as defined in Section 13.1 below) by Tenant, and no event which with the passage of time would ripen into a Default by Tenant for which Landlord is then or would be, as the case may be, entitled to terminate this Lease.

3.5 Landlord grants to Tenant one Termination Option as specified in Section 1.2 – “Termination Option”. Tenant may terminate the Lease on or after December 31, 2016 but before June 30, 2017 by providing the Landlord with no less than three (3) months prior written notice of termination of the Lease.

ARTICLE IV - Minimum Rent.

4.1 Base Rent. Tenant agrees to pay to Landlord, at Landlord’s Mailing Address (or at such other place as Landlord shall from time to time designate by notice) monthly, in advance, on the Commencement Date and on the first day of each calendar month thereafter during the Term, a sum equal to the Base Rent specified in Section 1.2, as adjusted pursuant to Section 4.2. Base Rent for any partial month shall be prorated based on the number of days in such month and paid by Tenant to Landlord at such rate.

4.2 Extension Period. Tenant agrees to pay Base Rent during the Term of the Extension Period at a rate equal to $11.50/rsf NNN.

4.3 Lease Year and Partial Lease Year Defined. “Lease Year” means a period of twelve consecutive calendar months commencing on the first day of each January during the Term. “Partial Lease Year” means any period of less than twelve consecutive months which may occur at the beginning or end of the Term.

4.4 Rent to be Net to Landlord. It is the intention of the parties that the rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the net annual Base Rent and Additional Rent herein during the Term of this Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be paid by Tenant without any deduction or offset whatsoever unless expressly provided otherwise herein.

ARTICLE V - Tax Rent and Operating Cost Rent, Utility Rent and Disposal Charges.

5.1 Tax Rent. Tenant shall pay to Landlord, as “Tax Rent”, Tenant’s Pro Rata Share specified in Section 1.2 of the amount of taxes, assessments, sales or use taxes imposed with respect to rent, sewer entrance fees, and other public charges (together called “Taxes”), levied, assessed, or imposed at any time by any governmental authority upon or against the Building and Lot and personalty or taxes in lieu thereof in any Lease Year or Partial Lease Year. Taxes shall not include franchises, estate, inheritance, succession, transfer, income or excess profits taxes assessed on Landlord.

Tenant shall pay all real and personal property taxes attributable to its signs or personal property and all of any increase in Taxes on the Building and Lot which shall result from alteration, addition or improvement which Tenant shall make to the Premises.

5.2 Time and Manner of Payment of Tax Rent. Tax Rent shall be paid quarterly at least three (3) weeks prior to the date when any installment for Taxes are due. Promptly after Landlord receives the bills for Taxes, Landlord shall in writing advise Tenant of the amount thereof, and shall compute Tenant’s Pro Rata Share for the tax period included within the Lease Year covered by such bills. To the extent that tax years do not coincide with any Lease Year or Partial Lease Year, such taxes shall be pro-rated on a per diem basis. In connection with such written notice, Landlord shall provide Tenant with a copy of such Tax bills.

5.3 Different Method of Assessment. If some method or type of taxation shall replace the current method or type of real estate taxation in whole or in part, or be added as a supplement thereto, the term “Taxes” shall be amended to reflect such change. Tenant agrees that it shall pay its equitable share of any such Taxes computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s cost on account thereof shall be, to the maximum extent practicable, the same as Tenant would bear under the foregoing Sections of this Article.

5.4 Abatements. Tenant’s Pro Rata Share of all real property Taxes as aforesaid shall be based upon such Taxes “as abated” or finally determined; out of any refund of such Taxes, there shall first be deducted and paid to Landlord, the cost of securing such refund (including but not limited to appraiser’s fees and attorneys’ fees); and Tenant shall be entitled to its Pro Rata Share of the balance of such refund, which shall be computed in the same manner that Tenant’s Pro Rata Share of Taxes for the year(s) to which such refund is attributable was computed. Landlord shall have sole control of all tax abatement proceedings. The pendency of an abatement proceeding or the withholding of any tax payments by Landlord shall in no way affect Tenant’s obligation to pay Taxes as provided above, and Tenant shall only be entitled to its portion of the proceeds or benefits of any abatement when such proceeds or benefits are finally determined and actually received by Landlord.

5.5 Operating Cost Rent. Tenant shall pay to Landlord, as “Operating Cost Rent,” with respect to each Lease Year or Partial Lease Year, an amount equal to Tenant’s Pro Rata Share of the “Operating Costs” of the Building and Lot. “Operating Costs” shall include:

(i) all costs and expenses of every kind and nature paid or incurred by Landlord in operating, managing, equipping, insuring, (if and to the extent provided by Landlord), lighting and cleaning the Common Area of the Building and Lot, including (to the extent Landlord has obligations with respect thereto) the parking areas, electrical equipment, telephone system, internet access, HVAC, maintenance or operation of the Common Areas, landscaping and gardening, sweeping, snow plowing, and sanding;

(ii) all premiums for, or reasonable value of, comprehensive general public liability, property damage, casualty, rent loss, and other insurance maintained by Landlord with respect to all of the Building and Lot.

Any amounts payable with respect to less than a full calendar year shall be equitably pro-rated on a daily basis.

5.6 Time and Manner of Payment of Operating Cost Rent. Tenant shall pay to Landlord monthly in the same manner as Base Rent is payable Landlord’s estimate of Tenant’s Operating Cost Rent. Within sixty (60) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement in reasonable detail setting forth the computation of such costs and expenses incurred during the preceding calendar year; provided, however, that the failure of Landlord to furnish a statement within the specified time frame shall not affect Tenant’s obligation to pay Operating Cost Rent at such time as said statement is furnished. Thereupon, there shall be a prompt adjustment between the parties, with payment to, or repayment by, the parties, as the case may require, to the end that Tenant shall pay only its Pro Rata Share of the total of Operating Costs. At Landlord’s election, however, Landlord may submit more frequent periodic statements with respect to said costs and expenses (rather than annual statements), and in such case any deficiency in the payments made by Tenant for any such period shall be paid to Landlord upon Tenant’s receipt of the statement in question. Any payment due from Tenant on account of such annual or periodic statements shall be due within fifteen (15) days of Tenant’s receipt of the statement. Any payment due from Landlord on account of such annual or periodic statements shall be due within fifteen (15) days of Tenant’s receipt of the statement.

5.7 Termination. In case of the expiration or termination of this Lease prior to the end of the Term by reason of Tenant’s Default, Tenant’s obligation to make payments of Tax Rent and Operating Cost Rent under this Lease shall continue and shall cover all periods up to the natural expiration of the Term. Landlord shall have a reciprocal obligation to refund to Tenant or give Tenant credit for its portion of any tax abatement received after the expiration or termination of the Lease or any overpayment by Tenant of the Operating Costs after the expiration or termination or the Lease.

5.8 Utility Rent. Tenant shall pay to Landlord monthly the aggregate cost of furnishing electricity and gas to the Premises during the prior month. Such charges shall be due and payable fifteen (15) days of Tenant’s receipt of a statement of such charges.

5.9 Disposal Charges. Landlord shall provide a dumpster for the use of Landlord and Tenant for the disposal of office trash only. Landlord currently provides a four yard container. Landlord shall be responsible for the cost of emptying the dumpster once a month. Any additional calls to empty the dumpster shall be charged to Tenant. Such charge shall be due and payable fifteen (15) days of Tenant’s receipt of a statement for such charges.

ARTICLE VI - Common Areas.

Landlord shall maintain in good condition and repair the area of the Building and Lot that is not leased or not available for lease to tenants (herein called “Common Areas”). Landlord may without the consent of Tenant from time to time make changes in the location and nature of the Common Areas now or hereafter existing in the Building and Lot; provided that any such changes shall be performed in a manner so as not to interfere with the normal business operations of Tenant and shall be conducted outside of business hours to the extent possible. Landlord shall not be liable for any inconvenience or interruption of business or other consequences resulting from the making of repairs, replacements, improvements, or alterations, or the doing of any other work in, to or on the Common Areas.

ARTICLE VII - Tenant’s Covenants.

7.1 Affirmative Covenants of Tenant. Tenant shall:

(i) pay the Base Rent and Additional Rent and all other sums due from Tenant to Landlord at the time and in the manner provided for in this Lease, without offset, setoff or deduction for any reason whatsoever;

(ii) procure all licenses and permits which may be required for any use made of the Premises;

(iii) abide by reasonable rules and regulations made from time to time by Landlord and provided in advance in writing to Tenant and applied uniformly to all tenants;

(iv) pay, as they become due and payable, Tenant’s Pro Rata Share of water and sewer charges; and

(v) Tenant agrees to comply with all mandatory and voluntary energy conservation controls and requirements applicable to office buildings that are imposed or instituted by the Federal, State or local governments, including without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that Landlord’s compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

7.2 Negative Covenants of Tenant. Tenant shall not:

(i) permit anything to be done about the Premises which shall be unlawful, improper or contrary to any law, ordinance, regulation, or requirement of any public authority or insurance inspection rating bureau, or similar organization, or which may be injurious to or adversely affect the general character of the Premises or the Building and Lot;

(ii) use in or about the Premises any advertising media that may be objectionable to Landlord or other tenants of the Building and Lot, such as, but not limited to, loud speakers, phonographs or radio broadcasts that may be heard outside the Premises;

(iii) burn any trash on or near the Premises, or permit any offensive odors to be emitted from the Premises;

(iv) overload, damage or deface the Premises;

(v) except as otherwise provided herein, place or permit the placing of any signs, lettering awnings, aerials, flagpoles or the like on the exterior of the Premises without on each occasion obtaining the prior written consent of Landlord;

(vi) do, or suffer to be done, or keep, or suffer to be kept, or omit to do anything in, upon or about the Premises which may prevent the obtaining of any insurance including, but without limitation, fire, extended coverage, and public liability insurance, on the Premises or any other premises in the Building and Lot or on any property therein, or which may make void or voidable such insurance or which may create any extra premiums for, or increases the rate of, any such insurance. If anything shall be done or kept, or omitted to be done, in, upon or about the Premises which shall create any extra premiums for, or increases the rate of, any such insurance, Tenant will pay the increased cost of the same to Landlord upon demand;

(vii) do, or suffer to be done, or keep or suffer to be kept, or omit to do anything in, upon or about the Premises which may prevent Landlord from obtaining, or cause the revocation of, any government license, permit, certificate of right or authority, or other document, necessary for Landlord to operate the Building and Lot. If as a direct or indirect result of Tenant’s business, an addition to or change in the Building and Lot facilities shall be required by law, ordinance, by-law or other governmental regulation, the addition or change shall be installed and paid for entirely by Tenant.

ARTICLE VIII - Maintenance and Repairs.

8.1 Landlord`s Obligations.

(a) Subject to the provisions of Sections 8.2, 10.1, 10.2 and 13.4, Landlord shall keep and maintain in good condition and repair the following portions of the Building and Lot: all Common Areas and the foundation, roof, gutters, downspouts, structural columns and beams, heating, ventilating and air conditioning systems, and exterior walls (excluding the non-Common Area interior surface thereof). Tenant shall reimburse Landlord, upon demand, for repairs to any of the above described portions of the Building and Lot necessitated by act, default or negligence of Tenant’s officers, agents or employees, sublessees, licensees, concessionaires or other occupants of the Premises, or those who come in the Building and Lot for the purpose of visiting or dealing with any of the foregoing. Landlord shall not be deemed to have committed a breach of any obligations to make repairs unless it shall have received notice from Tenant in writing designating the particular repairs needed and shall have failed to commence such repairs within a reasonable time after the receipt of such notice; Landlord’s liability in either such case shall be limited to the cost of making the required repairs and in no event shall Landlord be liable for indirect or consequential damages.

(b) HVAC. Landlord shall be responsible for furnishing the services of lighting, heating, ventilating and air conditioning at the Premises and shall provide such services, during normal business hours and such other times as Tenant request.

8.2 Tenant’s Obligations. Tenant covenants that:

(1) Tenant shall keep the Premises in a neat, clean, sanitary condition and shall keep in good repair, excepting only damage caused by fire or other casualty or taking by eminent domain, the following portions of the Premises: the entire interior of the Premises including walls and ceilings; all plumbing, electrical, sewage, air conditioning, ventilating and heating equipment and the wiring, pipes, motors and fixtures used in connection therewith and located inside the Premises; the exterior and interior portions of all doors and windows, moldings and frames; all automatic door opening equipment; floor coverings; all interior and exterior signs; all loading docks and loading areas used exclusively by the Premises; and all appliances, meters, fixtures and equipment appurtenant to the Premises.

(2) Tenant shall replace any glass which may be damaged or broken with glass of the same quality, provided, however that Landlord shall make available to Tenant the benefit of any contractor’s or manufacturer’s guarantee which Landlord may have from time to time.

(3) Tenant shall make alterations and repairs of whatever nature to the Premises required by applicable laws, ordinances, orders or regulations of any public authority or of any insurer, Board of Fire Underwriters, or similar insurance rating bureau having jurisdiction over the Premises, except that Tenant shall not be required to make any structural alterations or repairs, unless such structural alterations or repairs shall be required as a result of any alterations made by Tenant, or by the use of the Premises by Tenant.

8.3 Manner of Making Repairs; Indemnification. All repairs, alterations, and maintenance work to the Premises shall be done in a good and workmanlike manner using new materials and equipment consistent with the type and quality of the existing Building and in accordance with the requirements of all laws, ordinances, orders or regulations of any public authority or of any insurer, Board of Fire Underwriters, or similar insurance rating bureau having jurisdiction over the Premises. Tenant agrees to pay promptly when due all charges for labor and materials in connection with any work done by Tenant or anyone claiming under Tenant on the Premises. Tenant agrees to save harmless from, and indemnify Landlord against, all claims for injury, loss or damages to person or property caused by or resulting from the doing of any such work.

8.4 Alterations and Additions. Tenant shall make no structural alterations, improvements or additions to the Premises Tenant shall make no non-structural alterations, improvements or additions to the Premises without first obtaining on each occasion the prior written consent of Landlord, which shall not be unreasonably withheld,. If Landlord consents, Tenant may make such alterations, additions or improvements, provided that the same shall neither injure the safety of the structure of the Premises, nor diminish their value. If Landlord consents to such alternations, additions or improvements at the time of such consent Landlord shall instruct Tenant whether at the expiration or other termination of this Lease, Landlord shall require Tenant to restore the Premises to their condition or to have all improvements and additions become the property of Landlord.

8.5 Right to Enter. Tenant hereby grants Landlord and its agents a right to entry without charge or abatement of or reduction in rent or payment of damages for the following purposes: (i) to examine the Premises at reasonable times and, from time to time, to show the Premises to prospective purchasers, lenders and tenants; (ii) to make such repairs, improvements, alterations or additions as may be required by this Lease or by any public authority having jurisdiction, or to facilitate making repairs or improvements to any other part of the Building and Lot; or (iii) to make repairs which Tenant may have failed promptly to make pursuant to Tenant’s covenants, hereunder; or (iv) to construct, install, repair or replace in the Premises or the approaches thereto any utility or waste line or pipe or any agency for the transmission through the Premises of electricity, heat, water, gas or power of any kind. Unless any such work is of an emergency nature, Landlord shall only enter after reasonable notice and shall use reasonable efforts to minimize interference with Tenant’s operations.

8.6 Fixtures. All furniture, furnishings, fixtures, equipment, and all other trade fixtures installed by or at the expense of Tenant shall remain the property of Tenant, and Tenant may remove the same at any time or times during the Term, and shall remove the same at the expiration or other termination of this Lease unless excused in writing by Landlord. Tenant shall, at its cost and expense, make any and all repairs to the Premises and the floors and walls thereof as may become necessary by reason of such removal, including painting and patching where necessary. Tenant shall cap or otherwise suitably secure all utility lines left exposed or unconnected after such removal. In the event that Tenant shall fail to remove its property or to make such repairs, on or prior to the last day of the Term, Landlord shall have the right to effect such removal and to store Tenant’s property in a public warehouse at Tenant’s expense, and to make such repairs, and Tenants shall forthwith reimburse Landlord for its costs therefor as Additional Rent.

8.7 Yield-up; Removal of Goods. Except as directed by Landlord in writing or as otherwise provided in this Article, upon the termination of this Lease, Tenant shall immediately remove its goods and effects and peaceably yield-up the Premises, broom-clean and in the same good order, repair and condition as Tenant is obligated to maintain the same under this Lease.

ARTICLE IX - Insurance.

9.1 Landlord’s Casualty Insurance. Landlord shall keep the Premises insured against loss or damage by fire and other hazards, including, without limitation, the usual “all-risk” coverage, and with such deductibles as Landlord deems appropriate.

9.2 Tenant’s Casualty Insurance. Tenant shall keep all of Tenant’s fixtures, furniture, furnishings, equipment and stock in trade insured against loss or damage by fire and other hazards included in so-called “all-risk” insurance, in an amount not less than one hundred percent (100%) of the full insurable replacement thereof, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under the applicable policies. Any deductible shall be reasonable. Notwithstanding the foregoing, so long as Tenant takes out and maintains insurance against loss or damage by fire or other hazards to its fixtures, furniture, furnishings, equipment and stock in trade at least equal to that which Tenant maintained while Tenant was a tenant at its 888 Worcester Road, Suite 320, Wellesley, MA 02482 offices then Tenant shall be deemed to be in compliance with its obligations under this Section 9.2.

9.3 Waiver of Subrogation. Landlord and Tenant hereby release each other and each other’s officers, directors, employees and agents, from liability or responsibility for any loss or damage to their respective property covered by valid and collectible all-risk insurance, or which would have been covered but for a party’s failure to comply with the provisions of Section 9.1 or 9.2 above. This release shall apply not only to liability and responsibility of the parties to each other, but also shall extend to liability and responsibility for any one claiming through or under the parties by way of subrogation or otherwise. This release shall apply even if the fire or other casualty shall have been caused by the fault or negligence of a party or anyone for whom a party may be responsible. However, this release shall apply only with respect to loss or damage actually recovered from an insurance company, or which would have been recovered but for a party’s failure to comply with provisions of Sections 9.1 or 9.2 above. This release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the release’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder. Landlord and Tenant each hereby agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be charged therefor, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

9.4 Indemnity and Liability Insurance. Tenant shall save Landlord harmless and indemnified, to the extent permitted by law, from and against any and all claims, actions, loss, damages, liability and expense in connection with loss of life, personal injury and/or damage to property (hereinafter a “Claim”) arising out of or resulting from any occurrence in, upon or at the Premises or the occupancy or use of the Premises or any part thereof, or anywhere if caused wholly or in part by any act, neglect, or failure to perform the obligations imposed by this Lease or any breach thereof, or omission of Tenant, its officers, agents, employees, sublessees, licensees, concessionaires, others occupying space in the Premises or any customers and those doing business with Tenant. If Landlord shall be threatened with or made a party to any litigation commenced by or against Tenant or any of the aforementioned parties, or with respect to any matter described above, then Tenant shall protect and hold Landlord harmless and indemnified and shall defend Landlord with counsel reasonably acceptable to Landlord. Tenant’s indemnity obligation shall be reduced or eliminated should, and only to the extent that, Landlord is adjudged to have acted negligently or otherwise engaged in misconduct if and to the extent that such negligence or misconduct contributed to the Claim.

Tenant shall maintain with respect to the Premises and the Building and Lot comprehensive public liability insurance covering all of the Tenant’s obligations under this Section, in the minimum amounts reasonably required by Landlord. Such policies shall name Landlord and, if applicable, Landlord’s mortgagee as named insureds, and shall contain a contractual liability endorsement making specific reference to this Lease.

9.5 Non-Liability of Landlord. Except as required by applicable law or elsewhere in this Lease, Landlord shall not be responsible or liable to Tenant for any loss or damage caused by other tenants of the Building and Lot, or by their visitors, guests, invitees, employees, agents, contractors, or any other persons occupying or visiting any portion of the Building and Lot. Except as required by applicable law or any successor statute, neither Landlord, its agents, or employees shall be liable for any injury or damage to persons or property resulting from leaks or steam, gas, electricity, water, or any other substance from pipes, wires or other conduits, or from the bursting or stoppage thereof; or from leaks of water, snow, or rain from the plumbing, roof, other parts of the Building, or any other place; or for wetness or dampness caused for any reason whatsoever. Tenant acknowledges that it shall be Tenant’s responsibility to obtain insurance to protect it from any and all such hazards. Except as required by applicable law, Landlord shall not be liable for any damage to, removal of, or loss of any property of Tenant occasioned by any theft, burglary, robbery, larceny, or vandalism of any kind.

9.6 Worker’s Compensation. Tenant shall maintain worker’s compensation, disability, and other similar insurance covering all persons employed in connection with Tenant’s work or by Tenant with respect to whom death or bodily injury claims could be asserted against Tenant or Landlord.

9.7 Certificates of Insurance. Each policy of insurance which Tenant is required to maintain under the provisions of this Article IX shall be with companies qualified to do business in the Commonwealth of Massachusetts, and shall name Landlord, and if Landlord so requests, Landlord’s mortgage(s), as insured parties. Tenant shall deposit with Landlord certificates of such insurance on or prior to the Commencement Date and thereafter new certificates not later than thirty (30) days prior to the expiration of the policies. The policies shall provide (and the certificates shall evidence) that they shall not expire, be cancelled, or be materially modified without at least thirty (30) days prior written notice to Landlord and, if Landlord so request, to Landlord’s mortgage(s).

ARTICLE X - Fire and Other Casualty.

10.1 Damage or Destruction - Insured Loss. If the Premises become untenantable in whole or in part by reason of damage or destruction by fire or other casualty covered by fire insurance policies required to be carried by Landlord pursuant to the provisions of Article IX, Tenant shall immediately give written notice thereof to Landlord and, unless this lease be terminated as hereinafter provided, Landlord at its own expense shall repair or rebuild the same with reasonable dispatch so as to restore the Premises to substantially the same condition as they were prior thereto (subject, however, to rights of mortgagees, zoning laws and building codes then in existence); provided, however, that Landlord shall not be required to expend in such repair or rebuilding any amount in excess of the net insurance proceeds received by Landlord with respect to such damage. “Net insurance proceeds” shall mean the amount of the insurance proceeds less all costs and expenses, including adjustors and attorney’s fees, of obtaining the same.

10.2 Damage or Destruction - Termination Rights. If the Premises or the Building shall be damaged or destroyed to the extent of twenty-five percent (25%) or more of the insurable value by any cause, or if the Premises or Building are damaged or destroyed by a risk not covered by Landlord’s insurance, or if any such damage or destruction (regardless of amount) occurs during the last year of the Term, Landlord may elect by written notice to Tenant within thirty (30) days after the damage or destruction has occurred, either to terminate this Lease with thirty (30) days’ notice or to repair or rebuild the Premises (if the same shall have suffered any damage). If Landlord elects to repair or rebuild the Premises, Landlord’s obligation with respect to such repairing or rebuilding shall in no event exceed the scope or expenses of repairing or restoring the Premises to substantially the same condition as they were in prior thereto or the amount of the net insurance proceeds with respect to the Premises recovered by Landlord, whichever is less.

ARTICLE XI - Eminent Domain

11.1 Definitions. As used in this Lease, the following words have the following meanings:

(a) “Award” means the award for or proceeds of any Taking less all expenses in connection therewith, including reasonable attorney’s fees.

(b) “Taking” means the taking of, or damage to, the Premises or the Building and Lot or any portion thereof, as the case may be, as the result of the exercise of any power of eminent domain, condemnation, or purchase under threat thereof or in lieu thereof.

(c) “Taking Date” means the date on which the condemning authority shall have the right to possession of the Premises or the Building and Lot or any portion thereof, as the case may be.

11.2 Total or Partial Taking of Leased Premises. If all of the Premises shall be taken, except for a Taking for temporary use, this Lease shall be cancelled automatically as of the Taking Date. If a part amounting to twenty-five (25%) or more of either the floor area of the Premises or if any portion of the Building or Lot shall be taken, Landlord shall have the option to cancel this Lease. The option to cancel may be exercised within six months of the Taking Date by giving Tenant sixty days (60) written notice that the option has been exercised and the Lease shall terminate as of the Taking Date.

11.3 Abatement and Restoration. If a portion of the Premises shall be taken, and this Lease shall not be cancelled under Section 11.2, the following shall apply: Base Rent and Tenant’s Pro Rata Share shall be reduced in the proportion that the area of the Premises so taken bears to the entire area of the Premises. Landlord shall restore the remaining portion of the Premises to substantially the same condition they were in prior thereto, to the extent practical, to render it reasonably suitable for Tenant’s use, provided, however, that Landlord shall not be obligated to expend an amount greater than the Award for the restoration, and subject to zoning laws and building codes then in existence.

11.4 Disposition of Awards. All Awards arising from a total or partial Taking of the Premises or of Tenant’s leasehold interest awarded to Landlord or Tenant shall belong to and be the property of Landlord without any participation by Tenant. Tenant hereby assigns to Landlord any share of such Award which may be awarded to Tenant, and hereby waives any rights it may have with respect to the loss of its leasehold interest in the Lease and the Premises as a result of a Taking. Tenant agrees to execute such instruments as may be necessary to effectuate the foregoing assignment, and agrees to turn over to Landlord any Award which may be recovered by it. Notwithstanding the foregoing, Tenant shall be entitled to any separate award for loss of movable trade fixtures installed by it or for relocation expenses, but only if such award is made in addition to the award for loss of leasehold and for interests in the land and buildings.

ARTICLE XII - Assignment and Subletting.

12.1 Prohibition. Without the prior written consent of the Landlord which consent shall not be unreasonably withheld (provided Tenant is not in Default under this Lease), Tenant shall not assign or encumber this Lease in whole or in part, nor sublet all or any part of the Premises, nor grant any license, concession or lease to operate any business or department in the Premises. Any purported sublet or assignment not approved by Landlord shall be void and shall confer no rights upon any third person. If this Lease shall be assigned, or if the Premises or any part thereof shall be underlet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the within covenant, or an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from full performance hereunder.

12.2 Sale of Stock; Merger. If Tenant or any direct or indirect owner of Tenant is a corporation, then Tenant agrees that if there shall be a sale of the controlling interest in the stock in Tenant or any direct or indirect owner of Tenant (whether such sale occurs at one time or at intervals so that, in the aggregate, over the term of the Lease, such a transfer shall have occurred), or a merger by Tenant or any direct or indirect owner of Tenant with another corporation with the result that the controlling shareholders of Tenant or any direct or indirect owner of Tenant do not control the surviving corporation, the same shall be deemed an assignment and Landlord shall have the right to cancel and terminate this Lease by giving thirty (30) days written notice of Landlord’s desire to do so at any time prior to the expiration of sixty (60) days after written notice from Tenant to Landlord of any such transfer, or within one (1) year after Landlord first learns of any transfer if no notice is given. Upon the effective date of Landlord’s notice, this Lease shall terminate as if such date was the date originally set for the expiration of the Term. The term “sale” shall include any transfer other than a transfer by operation of law upon the death of a stockholder and the devolution of the stock held by such stockholder to his heirs or legatees. Notwithstanding the foregoing, the sale or transfer of all or a portion of the current controlling shareholders’ and/or Jonathan Wecker’s interest in Tenant to employees, existing investors of Tenant or to the Tenant or a merger or sale of substantially all of the assets or stock of Tenant to an entity with at least as strong financial statements as Tenant shall not be deemed an assignment and shall not be deemed a violation of this Article XII.

12.3 Other Transfers. If Tenant or any direct or indirect owner of Tenant is a partnership, trust, or other entity, the provisions of Section 12.2 relative to transfer shall be applied if there is a transfer of the controlling beneficial interest in such entity, other than a transfer by operation of law upon the death of an interest holder. Notwithstanding the foregoing, the sale or transfer of all or a portion of the current controlling shareholders’ interest in Tenant to employees, existing investors of Tenant or a merger or sale of substantially all of the assets or membership interests of Tenant to an entity with at least as strong financial statements as Tenant shall not be deemed an assignment and shall not be deemed a violation of this Article XII.

(a) Recapture. Notwithstanding any other provision of this Article XII to the contrary, at each such time as Tenant shall intend to enter into any sublease for the entirety of the Premises, Tenant shall give Landlord notice of such intent not earlier than thirty (30) days prior to the effective date of such proposed sublease, and Landlord may then elect to terminate this Lease by giving notice to Tenant of such election not later than thirty (30) days after receipt of Tenant’s notice and, upon the giving of such notice by Landlord, this Lease shall terminate thirty (30) days after the giving of such notice by Landlord with the same force and effect as if such date were the date originally set forth herein as the expiration date hereof. If in connection with any such notice Tenant shall intend to enter into a sublease for less than the then remaining term of this Lease, then such termination by Landlord shall be only for such time as such intended term of subletting, so that the portion of the Premises offered and subject to termination shall be released from the terms of this Lease only with respect to such period, and shall again become part of the Premises upon the expiration of such lesser period.

(b) No subletting or assignment shall relieve Tenant or the Guarantor of primary obligations as tenant hereunder.

(c) Tenant shall pay to Landlord, upon demand and as Additional Rent, all reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to an assignment or subletting; and fifty percent (50%) of all rent received by Tenant pursuant to an assignment or subletting consented to by Landlord which exceeds the rent, or pro rata share of the rent, as the case may be, payable hereunder by Tenant.

(d) No consent by Landlord pursuant to this Section 12.3 shall be effective until such time as Tenant shall deliver to Landlord an agreement from the assignee or sublessee, as the case may be, which agreement shall be reasonably satisfactory to Landlord in form and substance and shall provide that the assignee or sublessee, as the case may be, agrees with Landlord to be primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be joint and several with that of Tenant.

ARTICLE XIII - Defaults and Remedies.

13.1 Tenant’s Default. The following conditions shall be considered a “Default” by Tenant:

(a) failure two times during any twelve month period to pay Base Rent, any item of Additional Rent, or any other charge within ten (10) days when due under this Lease, provided only with respect to Additional Rents that Landlord has provided notice of such failure within ten (10) days thereof;

(b) if the estate hereby created shall be taken on execution or by other process of law; or

(c) if Tenant or any guarantor of Tenant’s obligations hereunder shall be liquidated or dissolved, commit an act of bankruptcy or be declared bankrupt or insolvent according to law, or if any assignment shall be made of its property for the benefit of creditors, or if any proceedings, including without limitation proceedings for reorganization or for an “arrangement,” shall be commenced by or against Tenant, or any guarantor of Tenant’s obligations hereunder, under any bankruptcy or insolvency law now or hereafter enacted and the same shall not be dismissed within sixty (60) days from the time of their commencement or if Tenant, or any guarantor of Tenant’s obligations hereunder, shall admit in writing its inability to pay debts generally as they become due; or

(d) if a receiver, guardian, conservator, trustee or assignee, or any other similar officer or person shall be appointed to take charge of all or any part of Tenant’s property, or the property of any guarantor of Tenant’s obligations hereunder; or

(e) if any court shall enter an order with respect to Tenant, or any guarantor of Tenant’s obligations hereunder, providing for the modification or alteration of the rights of creditors; or

(f) if Tenant shall assign or sublet all or any part of the Premises in violation of Article XII hereof; or

(g) neglect or failure to perform or observe any of the other terms, provisions, conditions, or covenants contained in this Lease on Tenant’s part to be performed or observed, for a period of sixty (60) days after the giving of notice of such neglect or failure, or such longer period, not to exceed ninety (90) days from the giving of the notice, in the event the Tenant has promptly commenced and is diligently pursuing the cure of such default.

In the event of a Default (notwithstanding any license, or any former breach of covenant or waiver of the benefit thereof, or consent in a former instance), Landlord shall have the right, at its election, then or at any time thereafter during the continuance of the Default, either (1) to give Tenant written notice of Landlord’s intention to terminate this Lease on the date of such notice or on any later date specified therein, and on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and this lease shall thereupon be terminated, or (2) without demand or notice, to re-enter and take possession of the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants. Tenant hereby waives all statutory rights (including without limitation rights of redemption, if any), to the extent such rights may be lawfully waived. Landlord, without notice to Tenant, may store Tenant’s effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for herein or by law, Landlord may either terminate this Lease or, without terminating this Lease, re-let the Premises or any part thereof from time to time for such term or terms, which may be for a period extending beyond the term of this Lease and at such reasonable rental or rentals and upon such other reasonable terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Premises. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

13.2 Current Damages. No termination or repossession provided for in this Article shall relieve Tenant of its liability and obligations under this Lease, all of which shall survive such termination or repossession. In the event of any such termination or repossession, Tenant shall pay the Base Rent and all Additional Rent and other sums as herein before provided up to the time of such termination; and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination or repossession and whether or not the Premises shall have been re-let, shall be liable to Landlord for and shall pay Landlord as liquidated current damages (a) the Base Rent and other charges which would be payable hereunder if such termination or repossession had not occurred less (b) the net proceeds, if any, of any re-letting of the Premises, after deducting all Landlord’s reasonable expenses in connection with such reletting, including without implied limitation all repossession costs, warehouse charges, brokerage commissions, reasonable attorneys’ fees, salaries of employees related to the re-letting alteration costs, and expenses of preparation for such re-letting. Tenant shall pay such current damages to Landlord on the days on which the Base Rent would have been payable hereunder if this Lease had not been breached by Tenant on each such day.

13.3 Final Damages. At any time after any such termination or repossession, whether or not Landlord shall have collected any current damages, Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as liquidated final damages and in lieu of all current damages beyond the date of payment of the final damages, a sum equal to the amount, if any, by which the Rent and other charges which would be payable hereunder from the date of such payment (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligation under this Article to pay current damages) for what would be the unexpired term if the same has remained in effect shall exceed the then fair net rental value of the Premises for the same period. If any statute or rule of law governing a proceeding in which such liquidated final damages are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law. For purposes of this Section, the rent reserved hereunder shall be deemed to be an amount equal to the highest of the total yearly Base Rent and Additional Rent paid by Tenant in the prior Lease Year preceding such termination or repossession.

13.4 Landlord’s Self Help. If Tenant shall Default in the performance or observance of any agreement or condition in this Lease other than an obligation to pay money to Landlord, and shall not cure such Default within thirty (30) days after written notice from Landlord specifying the Default (or shall not within said period commence to cure such Default and thereafter prosecute the curing of such Default to completion with due diligence), Landlord may, at its option, without waiving its right to terminate this Lease and without waiving any claim for damages for breach of agreement, at any time thereafter, cure such Default for the account of Tenant, and any amount paid or contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefor, or save Landlord harmless therefrom; provided, however, Landlord may immediately cure any such Default if the curing of the same is necessary to protect the real estate or Landlord’s interest therein, or to prevent injury or damages to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant, such amount shall be added to and become a part of the next payment of Rent due without the necessity of any further notice.

13.5 Landlord’s Default. Landlord shall not be deemed to be in default hereunder unless its default shall continue for thirty (30) days, or such additional time as is reasonably required to correct its default, after written notice thereof has been given by Tenant to Landlord specifying the nature of alleged default and specifically referencing the alleged default as a Default under this Lease.

The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord’s interest hereunder only during the period of such ownership and Landlord and each succeeding owner shall have no liability whatsoever except for their obligations during each such respective period. Tenant hereby agrees for itself and each succeeding holder of Tenant’s interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord, or any succeeding owner of Landlord’s interest, which is in any manner related to this Lease, the Premises, or Tenant’s use or occupancy of the Premises or the Common Areas, whether at law or in equity, shall be satisfied out of Landlord’s equity in the Building and Lot to the extent then owned by Landlord, or such succeeding owner, and further so agrees to look only to such assets and to no other assets of Landlord, or such succeeding owner, for satisfaction.

In no event shall either party ever be liable to the other for any indirect or consequential damages for any reason whatsoever.

ARTICLE XIV - Landlord’s Covenant of Quiet Enjoyment

Landlord represents and warrants that it has full right and authority to enter into this Lease and Landlord agrees that upon Tenant’s paying the rent and performing and observing the terms, provisions, conditions and covenants on its part to be performed and observed, Tenant shall, and may, peaceably and quietly have, hold, occupy and enjoy the Premises and may use in common with others the common facilities of the Building and Lot, as herein provided, without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and any instruments having priority thereto.

ARTICLE XV - Arrangements With Mortgagee.

15.1 Subordination of Lease. This Lease shall be subject and subordinate to any mortgage from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage shall so elect provided that the holder shall enter an agreement that if it succeeds to the interest of the Landlord, and provided Tenant is not in default, under this Lease, that Tenant’s right to possession of the Premises pursuant to the terms of this Lease shall not be disturbed and Landlord shall recognize tenant as Tenant. If this Lease is subordinate to any mortgage and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor), Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant, so long as such holder agrees that Tenant’s right to possession of the Premises pursuant to the terms of this Lease shall not be disturbed and Landlord shall recognize tenant as Tenant. This Section shall be self-operative and no further instrument of subordination or attornment shall be required. Provided Tenant shall secure an agreement of non-disturbance as provided above, Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request so long as such holder agrees that Tenant’s right to possession of the Premises pursuant to the terms of this Lease shall not be disturbed and Landlord shall recognize tenant as Tenant, and Tenant hereby appoints such holder as Tenant’s attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder’s request.

15.2 Entry. Upon entry and taking possession of the mortgaged property for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord and, during the period of such possession, the duty to perform all Landlord’s obligations arising hereunder during such period. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of collateral assignment of this Lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged property for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord thereafter arising during the period of possession of such holder, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance of possession to the owner of the equity of the mortgaged premises.

15.3 Lease Termination. No act or failure to act on the part of the Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of any of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of any such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees of record of which Tenant shall have been given notice, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition.

15.4 Early Rent Payment. Except for the Security Deposit and if an outstanding mortgage encumbers the Lot and Building no rent shall be paid more than thirty (30) days prior to the due date thereof and, as to a first mortgagee of record and any other mortgagees of whom Tenant has been given written notice, payment made in violation of this provision shall (except to the extent that such rents are actually received by such mortgagees) be a nullity as against such mortgagee and the Tenant shall be liable for the amount of such payments to such mortgagee.

15.5 Mortgagee Liability. Nothing contained in this Lease shall effect the prior rights of the holder of any mortgage with respect to the proceeds on any award in condemnation or of any fire insurance policies affecting the Building, or impose upon any such holder any liability (i) for the renovation or completion of the Building, or (ii) in the event of damage or destruction to the Building or the Premises by fire or other casualty, for any repairs, replacements, rebuilding or restoration, except such repairs, replacement, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to, such holder, or (iii) for any default by Landlord under this Lease occurring prior to any date upon which such holder shall become Tenant’s landlord, or (iv) for any credits, offsets or claims against the rent under the Lease as the result of any acts or omissions of Landlord committed or omitted prior to such date, or (v) for return of any security deposit or other funds unless the same shall be received by such holder.

15.6 Consent to Amendment. Without obtaining mortgagee’s prior written approval (which shall not be unreasonably withheld), Landlord shall not materially alter, modify, change the terms of, cancel, terminate or accept a surrender of this Lease.

15.7 Tenant’s Statement. Within ten (10) days after request therefor by Landlord, Tenant shall deliver to Landlord or to any prospective mortgagee or purchaser a certificate in recordable form stating (to the extent such is the case) that this Lease is subordinate to specified mortgages and that Tenant has no claim against Landlord or defense against any requirement under this Lease except those stated in the certificate.

ARTICLE XVI - Security Deposit.

If a Security Deposit is specified in Section 1.2, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term as security for Tenant’s performance of all its obligations under this Lease. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from any default on the part of Tenant. If all or any part of the deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore said deposit to its original amount. Within thirty days of the expiration of termination of this Lease, Landlord shall return the Security Deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Article XVI, to Tenant on the expiration or earlier termination of the Term and Tenant’s surrender of possession of the Premises to Landlord, so long as Tenant shall not then be in Default. While Landlord holds the Security Deposit, it shall have no obligation to pay interest thereon and Landlord shall have the right to commingle the same with Landlord’s funds. If Landlord conveys its interest under the Lease, the Security Deposit, or any part thereof not previously applied shall be turned over to the grantee, and, upon such transfer Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Article XVI, and the return thereof in accordance herewith.

ARTICLE XVII - Miscellaneous Provisions.

17.1 Additional Definitions and Interpretations.

(a) The words “Landlord” and “Tenant” and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons or entities named herein as Landlord and Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neutral. Except as otherwise provided herein, the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns; and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant and shall inure to the benefit of Landlord and its heirs, legal representatives, successors and assigns.

(b) If Tenant shall consist of more than one person or entity, or if there shall be a guarantor of Tenant’s obligation, then the liability of all such persons or entities, including the guarantor, if any, shall be joint and several and the word “Tenant”, as used in this Lease, including without implied limitations Sections 13.1 and 13.3, shall include such person or entities, including any guarantors.

(c) It is understood that the word “Landlord” as used in this Lease means only the owner, or the lessee, if this Lease becomes subject to an Overlease, or the mortgagee in possession of the Premises, for the time being, so that in the event of any sale or sales of the Premises or of any lease thereof or if any mortgagee shall take possession of the Premises, Landlord named herein shall be and hereby is entirely relieved and freed of all covenants and obligations of Landlord hereunder accruing thereafter.

(d) Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

(e) The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give written consent to a particular assignment.

(f) If the entity which holds Landlord’s interest in this Lease shall be a trust, then the obligations of Landlord shall be binding upon the trustees of said trust, as trustees and not individually, and shall be binding upon the trust estate.

17.2 Additional Rights of Landlord. Landlord reserves the right at any time or times during the term of this Lease to use the roof, foundation or exterior walls, for signs or in connection with additional construction.

17.3 Costs and Expenses. Wherever in this Lease provision is made for the doing of any act by Landlord or Tenant, it is understood and agreed that said acts shall be done by the party designated at its own cost and expense unless a contrary intent is expressed.

17.4 Holding Over. If Tenant or anyone claiming under it shall remain in possession of the Premises or any part thereof after the expiration of the Term without written agreement between Landlord and Tenant, the party remaining in possession shall, prior to acceptance of rent by Landlord, be deemed a tenant at sufferance, and, after acceptance of rent by Landlord, be deemed a tenant at will subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will; provided, however, that the Base Rent for the period of such tenancy shall be one and one/half (1.5) times the Base Rent payable during the Term and Tenant shall be liable for all damage incurred by Landlord as a result of such holding over.

17.5 Mechanic’s Lien. Tenant agrees immediately to discharge (by payment, by filing of any necessary bond or otherwise) any mechanic’s, materialmen’s or other lien against the Premises and/or Landlord’s interest therein which may arise out of any payment due for, or purported to be for, any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant in, upon, or about the Premises.

17.6 Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with this Lease other than Parsons Brokerage Group, Inc. (“the “Broker”). Landlord shall pay the brokerage fees of the Broker. In the event of any brokerage claim against Landlord predicated upon dealings with Tenant, other than the Broker, Tenant agrees to defend the same and indemnify Landlord against any such claim. Landlord defends and indemnifies Tenant against any claim by Broker.

17.7 Notices. Whenever, by the terms of this Lease any notice, consent, or other communications relating to this Lease shall or may be given, such notice shall be given in writing by certified mail, return receipt requested, or by express mail such as “Federal Express”, postage prepaid, to the other party at the address designated in Section 1.2 or to such other address or addresses as may from time to time hereafter be assigned by such party by like notice, and if to a mortgagee under Article XV, to such address as the mortgagee shall designate. Notwithstanding the foregoing, written notice addressed to Tenant delivered to the Premises, after the Commencement Date, shall be deemed duly given.

17.8 No Waiver. Failure of a party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder. No waiver by a party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by Tenant shall require Landlord’s consent or approval, Landlord’s consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any other subsequent occasion. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be deemed to be anything but payment on account and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy. Any and all rights and remedies which Landlord may have under this Lease or by operation of law, either at law or in equity, upon any breach shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other; and any two or more of such rights and remedies may be exercised at the same time.

17.9 Force Majeure. In the event that any of the parties hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder, other than paying money and rent, by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of such party, then performance of such act shall be excused for the period of the delay and the period for such party’ s performance of any such act shall be extended for a period equivalent to the period of such delay. In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payments, for delays in the collection of such proceeds or awards.

17.10 Recording. Tenant shall not record this Lease. Upon request by either party, the other party shall execute a notice of lease in statutory form setting forth the Commencement Date, Term and Extension Options, if any, and such other information as may be required by Massachusetts General Laws Chapter 183, Section 4 or any successor statute. The notice of lease shall include a statement that it is not intended to and shall not alter the terms of the Lease.

17.11 When Lease Becomes Binding. Landlord’s employees or agents have no authority to make or agree to make a lease or any other agreement or undertaking in connection therewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by the written agreement signed by Landlord and Tenant. No act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

17.12 Late Charges; Interest; Bad Checks. In the event (i) the Base Rent and/or any Additional Rent is not received by Landlord within five (5) business days of the due date, or (ii) of a dishonored bank check from Tenant, and because actual damages for a late payment or for a dishonored check are extremely difficult to fix or ascertain, but recognizing that damage and injury result therefrom, Tenant agrees to pay $100.00 as liquidated damages for each late payment and $50.00 as liquidated damages for each time a check is dishonored. (The grace period herein provided is strictly related to the liquidated damages for a late payment and shall in no way modify or stay Tenant’s obligation to pay Base Rent and Additional Rent on the first day of each month, nor shall same preclude Landlord from pursuing the remedies under this Lease or as otherwise allowed by law.) In addition, Tenant agrees that Landlord may, at its option, charge interest from the initial due date at the rate of twelve percent (12%) on all amounts not received by Landlord within five (5) business days of the due date therefor. In the event that the rate of interest so required to be paid plus the late payment exceeds the maximum rate lawfully chargeable, the rate of interest required to be paid herein shall be deemed amended to reduce it to the maximum rate which may be lawfully chargeable. In the event that two (2) or more of Tenant’s checks are dishonored, Landlord shall have the right, in addition to all other rights under this Lease, to demand all future payments by certified or bank check or money order.

17.13 Paragraph Headings. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the construction, interpretation or meaning of the provisions of this Lease.

17.14 Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

17.15 Separability; Construction and Interpretation. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

17.16 Entire Agreement. This Lease shall constitute the only agreement between the parties relative to the Premises. No oral statements and no prior or contemporaneous written matter, whether by the parties or their agents or any other person, which is not specifically incorporated herein shall be of any force or effect. In entering into this Lease, each party relies solely upon the representations and agreements contained herein. This Agreement shall not be modified except by writing executed by both parties.

17.17 Execution. This Lease may be executed in any number of original counterparts. Each fully executed counterpart shall be deemed an original for all purposes.

17.18 Tenant as Business Entity. If Tenant is a business entity, then the person or persons executing this Lease on behalf of Tenant jointly and severally warrant and represent in their individual capacities that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized and, if a corporation, has qualified to do business in the Commonwealth of Massachusetts; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provisions of law or any order of any court or agency of government, or any agreement or other instrument to which tenant is a party or by which it or any of its property is bound, or (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Lease; and (d) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that any breach of the foregoing warranty and representation shall, at Landlord’s election, be a Default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term.

ARTICLE XVIII - Tenant’s Responsibility Regarding Environmental Matters.

18.1 Hazardous Substances. The term “Hazardous Substances,” as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCB’s), chemicals known to cause cancer of reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

18.2 Tenant’s Restrictions. Tenant shall not cause or permit to occur:

(a) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant’s use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

(b) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance (except for customary cleaning and office supplies).

18.3 Environmental Cleanup.

(a) Tenant shall, at Tenant’s own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances (“Laws”) associated with the Premises during Tenant’s use or occupancy of the Premises.

(b) Tenant shall, at Tenant’s own expense, make all submissions to provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the Laws for matters associated with the Premises during Tenant’s use or occupancy of the Premises.

(c) Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances, and carry out all such cleanup plans.

(d) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this subparagraph 18.3 within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant’s obligations under this subparagraph 18.3.

(e) Tenant’s obligations and liabilities under this subparagraph 18.3 shall survive the expiration of this Lease.

18.4 Tenant’s Indemnity.

(a) Except for Hazardous Substances released by Landlord or migrating onto the Premises from another property, the Building or Lot, whether such release or migration occurred before the Lease Commencement Date or afterwards, Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, proceedings, claims, and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the other environmental Laws and all laws or regulations.

(b) Tenant’s obligations and liabilities under this subparagraph 18.4 shall survive the expiration of this Lease.

(c) Lenant shall indemnify, defend, and hold harmless Tenant, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, proceedings, claims, and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurred prior the term of this Lease, at or from the Premises, Building or Lot, or which arises at any time from Landlord’s use or occupancy of the Premises, Building or Lot, or from Landlord’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws or regulations.

LANDLORD:

FOURTEEN HURON DRIVE, LLC

By:	/s/ Sava Cvek
Sava Cvek, Manager

TENANT:

ALLURION TECHNOLOGIES, INC.

By:	/s/ Jonathan Wecker
Jonathan Wecker, Chief Excutive Officer

Exhibit A

Exhibit A-1

Exhibit B

Tenant Improvements

At the Landlord’s sole expense, Landlord will provide the following Tenant Improvements in the timeframes noted below. See Exhibit B-1 for diagram where noted:

Prior to Occupancy:

1.	Remove the carpeting in area “C” and apply a standard commercial floor paint (such as for a basement or garage).

2.	Paint interior walls (color choice to be mutually agreed)

3.	Replacement of any noticeably stained ceiling tiles.

4.	Clean interior and exterior of windows.

5.	Outdoor cleanup including power-washing of facade, repair/painting of foundation and concrete if necessary, and light landscaping (grass overseeding etc).

Within three months of Occupancy (see Exhibit B-1 diagram):

6.

Extend existing exit hallway through area “B” to connect to room “C.” New wall will separate room “A” from exit hallway. Provide double-wide entry doors connecting exit hallway to rooms “A” and “C” (marked as circles on diagram).

7.	Provide three power extensions and outlets, each supporting a minimum 30 amps of 240 volt / 3-phase power supply to room “A”.

8.	Provide work sink in area “D”

Exhibit B-1

Tenant Improvements Diagram

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made and entered into as of June 30,2017 (the “Execution Date”), by and between FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company (“Landlord”), and ALLURI ON TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 18, 2014 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 4250 rentable square feet (the “Existing Premises”) in the building located at 14 Huron Drive, Natick, Massachusetts (the “Building”).

B.

Tenant has requested that the term of the Lease be extended for one (I) year and that Tenant have the right to add a portion or all of the additional space containing approximately 940 rentable square feet and shown as “New Available Space” on Exhibit A attached hereto (the “Expansion Premises”) to the Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	EXTENSION OF TERM.

A.

The term of the Lease is hereby extended for a period (“Extension Term”) of one (1) year commencing on July 1, 2017 (“Extension Term Commencement Date”) and expiring on June 30, 2018 (“Extension Term Termination Date”), unless sooner terminated in accordance with the terms of the Lease. The extension of the term of the Lease for the Extension Term shall be on all the same terms and conditions as are set forth in the Lease, except as and to the extent amended or modified by this First Amendment.

B.

Tenant shall have no right to further extend the term of the Lease beyond the Extension Term, nor shall Tenant have any right to terminate the Lease prior to the expiration of the Extension Term; and accordingly, Sections 3.4 and 3.5 of the Lease, and all references in the Lease to the Extension Option, the Extension Period Base Rent and the Termination Option, respectively, are hereby deleted in their entirety.

2.	ADDITION OF EXPANSION PREMISES.

A.

Provided that no default has occurred under the Lease, Tenant shall have the right to request from time to time by written notice to Landlord that all or portions of the Expansion Premises be added to the Existing Premises. Landlord shall have no obligation to add the requested portion of the Expansion Premises (“Requested Expansion Space”) to the Existing Premises, and Landlord may establish such requirements with respect thereto as Landlord deems necessary or appropriate (including, without limitation, the installation or removal of any demising walls, or modification of any entryways or building systems to properly serve the newly configured Premises, at Tenant’s expense). If Landlord agrees to add the Requested Expansion Space to the Existing Premises, Landlord shall so notify Tenant in writing and, provided Tenant agrees to any requirements of Landlord with respect thereto, then effective as of the date Landlord delivers possession of the Requested Expansion Space to Tenant (the “Expansion Date”), Tenant shall accept possession of the Requested Expansion Space, and from and after the Expansion Date the Requested Expansion Space shall become a part of the Premises, and all references in the Lease to the “Premises” shall be deemed to mean and refer to the Existing Premises and the Requested Expansion Space, together.

B.	The Requested Expansion Space shall be subject to all the terms and conditions of the Lease, except as expressly modified herein.

C.

The Requested Expansion Space shall be accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord as to the Requested Expansion Space, and without any agreement or obligation on the part of Landlord to perform any alterations, repairs or improvements thereto, nor shall Tenant be entitled to any rent abatement or improvement allowance with respect to the Requested Expansion Space, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease; and in connection therewith, the provisions in the Lease regarding “Landlord’s Work” and Exhibit B to the Lease shall not apply to the Requested Expansion Space. By taking possession of the Requested Expansion Space, Tenant agrees that the Expansion Premises are in good order and satisfactory condition.

D.

Condition of Existing Premises. Tenant is in possession of the Existing Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements thereto.

3.	BASE RENT; UTILITIES.

A.	Effective as of the Execution Date hereof and continuing until the day immediately preceding the Expansion Date, Tenant shall pay Base Rent with respect to the Existing Premises as follows:

Period	Base Rent	Annually	Monthly
7/1/17 - Day Prior to Expansion Date	$11.00/rsf NNN	$46,200.00	$3,850.00

From and after the Expansion Date, Tenant shall pay Base Rent with respect to the Requested Expansion Space at the same rate set forth above for the Existing Premises (i.e., $11.00/rsf NNN) and the annual and monthly amounts of Base Rent set forth above shall be increased based on the rentable square footage of the Requested Expansion Space.

B.

Utilities. During the Extension Term, notwithstanding Tenant’s Pro-Rata Share, Tenant shall be responsible for eighty percent (80%) of all electric and gas utilities and disposal charges to the Building. Tenant shall pay Tenant’s Pro-Rata Share of all other utilities, services and charges. Landlord shall bill Tenant for utilities and disposal on a monthly basis, and Tenant shall pay Landlord the amounts so billed within five (5) days of receipt of such bills.

4.	MISCELLANEOUS.

This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant. The capitalized terms used in this First Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this First Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this First Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the day and year First above written.

LANDLORD:

FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company

By:	/s/ Sava Cvek
Sava Cvek, Manager

TENANT:

ALLURION TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Jonathan Wecker
Name: Jonathan Wecker
Title: Chief Executive Officer

EXHIBIT A

ADDITIONAL EXPANSION PREMISES

[See attached plan.]

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Second Amendment”) is made and entered into as of April 5, 2018 (the “Execution Date”), by and between FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company (“Landlord”), and ALLURION TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 18, 2014 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of June 29, 2017 (the “First Amendment”), and by that certain Second Amendment to Lease dated as of November 1, 2017 (the “First Amendment”). The Original Lease, as amended by the First Amendment and the Second Amendment, shall be referred to herein as the “Lease”. Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 5,086 rentable square feet (the “Premises”) in the building located at 14 Huron Drive, Natick, Massachusetts (the “Building”).

B.	The Lease expires by its terms on June 30, 2018, and Landlord and Tenant desire to extend the term of the Lease for one (1) year, on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. DEFINITIONS. All capitalized terms used in this Third Amendment and not defined herein shall have the meanings ascribed to such terms in the Lease.

2. EXTENSION OF TERM. The Lease term is hereby extended for a period of one (1) year to June 30,2019, at the same Base Rent and additional rent and on all of the same terms and conditions as are set forth in the Lease.

3. MISCELLANEOUS.

This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control. Landlord shall not be bound by this Third Amendment until Landlord has executed and delivered the same to Tenant. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Third Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Third Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment as of the day and year first above written.

LANDLORD:

FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company

By:	/s/ Sava Cvek
Sava Cvek, Manager

TENANT:

ALLURION TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Co-Founder & CEO

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (the “Fourth Amendment”) is made and entered into as of November 16, 2018 (the “Execution Date”), by and between FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company (“Landlord”), and ALLURION TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 18, 2014 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of June 29, 2017 (the “First Amendment”) by that certain Second Amendment to Lease dated as of November 1, 2017 (the “Second Amendment”), and by that certain Third Amendment to Lease dated as of April 5. 2018 (the “Third Amendment”). The Original Lease, as amended by the First Amendment, the Second Amendment, and the Third Amendment, shall be referred to herein as the “Lease”. Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 5,086 rentable square feet (the “Premises”) in the building located at 14 Huron Drive, Natick, Massachusetts (the “Building”).

B.	The Lease expires by its terms on June 30, 2019, and Landlord and Tenant desire to extend the term of the Lease for one (1) year, on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. DEFINITIONS. All capitalized terms used in this Fourth Amendment and not defined herein shall have the meanings ascribed to such terms in the Lease.

2. EXTENSION OF TERM. The Lease term is hereby extended for a period of one (I) year to June 30, 2020 (“New Expiration Date”), at the same Base Rent and additional rent and on all of the same terms and conditions as are set forth in the Lease, unless sooner terminated for default or pursuant to the terms hereof.

3. EARLY VACANCY. If Tenant vacates the Premises after December 31, 2019 and yields up the same to Landlord in the Yield Up Condition (as that term is hereinafter defined), then provided and for so long as no default has occurred or occurs under the Lease, as amended by this Fourth Amendment (the Lease so amended, the “Amended Lease”), beginning on the first day of the first calendar month following Landlord’s confirmation of the same, the Base Rent payable by Tenant under the Amended Lease shall be decreased by twenty-five percent (25%) for the then remaining balance of the Term (it being understood and agreed that there shall be no reduction in Tenant’s share of other amounts due under the Lease and that, except as specifically provided herein, Tenant shall be subject to all the terms and conditions of the Lease for the remainder of the Term). If at any time a default occurs under the Amended Lease, such rent reduction shall be void ab initio and Tenant shall be responsible for 100% of the Base rent (and other charges due under the Amended Lease) due under the Amended Lease. For purposes hereof, the “Yield Up Condition” shall mean the Premises shall be vacant, free of all tenants and occupants, with all personal property, equipment, fixtures removed therefrom, in good order and condition, and in broom clean condition, with all damage caused by such removal and vacating repaired to Landlord’s satisfaction. From and after Tenant’s vacating the Premises, Landlord shall unrestricted right to access the Premises for inspecting the same, performing repairs, showing the Premises to prospective tenants, and performing work to prepare the Premises for occupancy by third parties. If Landlord enters into a New Lease (as that term is hereinafter defined) prior to the expiration date of the Amended Lease, then provided no default has occurred under the Amended Lease, then Landlord shall release Tenant from all rent payments under the Amended Lease for the period beginning on the rent commencement date of the New Lease and ending on the expiration date of the Amended Lease. For purposes hereof, a “New Lease” shall mean a lease for the Premises with a tenant or tenants satisfactory to Landlord in Landlord’s sole and absolute discretion in all respects, pursuant to terms and conditions (including, without limitation, all provisions related to tenant, use, term, commencement date, free rent periods, tenant improvements, options to extend, rent, additional rent, security deposit and guarantees) satisfactory to Landlord in Landlord’s sole and absolute discretion. Landlord shall have the right to accept or reject any proposal, offer, letter of intent or lease, or any proposed tenant or guarantor for any reason or for no reason, in Landlord’s sole and absolute discretion.

4. WAIVER OF ASSIGNMENT AND SUBLETTING RIGHTS. Tenant hereby waives its right to assign the Amended Lease or sublease all or any portion of the Premises, notwithstanding anything contained in the Amended Lease to the contrary.

5. MISCELLANEOUS.

This Fourth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Fourth Amendment, the provisions of this Fourth Amendment shall govern and control. Landlord shall not be bound by this Fourth Amendment until Landlord has executed and delivered the same to Tenant. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Fourth Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Fourth Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fourth Amendment as of the day and year first above written.

LANDLORD:

FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company

By:	/s/ Sava Cvek
Sava Cvek, Manager

TENANT:

ALLURION TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Co-Founder & CEO

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (the “Fifth Amendment”) is made and entered into as of August 12, 2019 (the “Execution Date”), by and between FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company (“Landlord”), and ALLURION TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 18, 2014 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of June 29, 2017 the “First Amendment”), by that certain Second Amendment to Lease dated as of November 1, 2017 (the “Second Amendment”). and by that certain Third Amendment to Lease dated as of April 5, 2018 (the “Third Amendment”), and by that certain Fourth Amendment to Lease dated as of November 16, 2018 (“Fourth Amendment”). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, shall be referred to herein as the “Lease”. Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 5,086 rentable square feet (the “Premises”) in the building located at 14 Huron Drive, Natick, Massachusetts (the “Building”).

B.	The Lease expires by its terms on June 30, 2020, and Landlord and Tenant desire to extend the term of the Lease for one (1) year, on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Landlord and Tenant agree as follows:

1. DEFINITIONS. All capitalized terms used in this Fifth Amendment and not defined herein shall have the meanings ascribed to such terms in the Lease.

2. EXTENSION OF TERM. The Lease term is hereby extended for a period of one (1) year (“Extension Term”) to June 30, 2021. on all of the same terms and conditions as are set forth in the Lease, except that Base Rent and additional rent and unless sooner terminated for default or pursuant to the terms hereof.

3. BASE RENT DURING EXTENSION TERM. Commencing on July 1, 2020 and continuing through the last day of the Extension Term, Base Rent shall be payable as follows:

Period	Base Rent/RSF NNN	Annual Base Rent	Monthly Base Rent
Extension Term	$12.00/RSF NNN	$60,432.00	$5,032.00

4. MISCELLANEOUS.

This Fifth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Fifth Amendment, the provisions of this Fifth Amendment shall govern and control. Landlord shall not be bound by this Fifth Amendment until Landlord has executed and delivered the same to Tenant. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Fifth Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Fifth Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fifth Amendment as of the day and year first above written.

LANDLORD:

FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company

By:	/s/ Sava Cvek
Sava Cvek, Manager

TENANT:

ALLURION TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: CEO

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (the “Sixth Amendment”) is made and entered into as of March 15, 2021 (the “Execution Date”), by and between FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company (“Landlord”), and ALLURION TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 18, 2014 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of June 29, 2017 (the “First Amendment”), by that certain Second Amendment to Lease dated as of November 1, 2017 (the “Second Amendment”), and by that certain Third Amendment to Lease dated as of April 5, 2018 (the “Third Amendment”), and by that certain Fourth Amendment to Lease dated as of November 16, 2018 (“Fourth Amendment”), and by that certain Fifth Amendment to Lease dated as of August 12, 2019 (“Fifth Amendment”). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, shall be referred to herein as the “Lease”. Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 5,086 rentable square feet (the “Premises”) in the building located at 14 Huron Drive, Natick, Massachusetts (the “Building”).

B.

The Lease expires by its terms on June 30, 2021, and Landlord and Tenant desire to reduce the size of the Premises, extend the term of the Lease for two (2) years, and amend the Lease in certain other respects, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. DEFINITIONS. All capitalized terms used in this Sixth Amendment and not defined herein shall have the meanings ascribed to such terms in the Lease.

2. EXTENSION OF TERM. The Lease term is hereby extended for a period of two (2) year, commencing on July 1, 2021 (“Extension Term Commencement Date”) and ending on June 30, 2023 (“Extension Term”), unless sooner terminated for default or pursuant to the terms hereof.

3. REDUCTION OF SIZE OF PREMISES. Effective as of the Extension Term Commencement Date, the Premises shall be reduced in size from 5,086 rentable square feet to 4,250 rentable square feet, shown as “Allurion Premises” on Exhibit A attached hereto and incorporated herein by reference. Notwithstanding anything contained herein to the contrary, at any time during the Extension Term, Landlord shall have the right, upon not less than thirty (30) days prior written notice to Tenant, to recapture all or any portion of that area of the Premises shown as “Recapture Area” on said Exhibit A. Upon receipt of such notice from Landlord, Tenant shall, at Tenant’s expense, vacate the Recapture Area and yield up the same to Landlord prior to the expiration of said 14-day period vacant, free of all personal property, equipment and debris and in broom clean condition. Following the expiration of such 14-day period, the Base Rent payment shall be equitably reduced for the balance of the Extension Term based on the size of the Recapture Area recaptured by Landlord.

4. BASE RENT DURING EXTENSION TERM. Commencing on the Extension Term Commencement Date and, subject to the provisions of Section 3 above, continuing through the last day of the Extension Term, Base Rent shall be payable as follows:

Period	Base Rent/RSF NNN	Annual Base Rent	Monthly Base Rent
Extension Term	$12.00/RSF NNN	$51,000.00	$4,250.00

5. MISCELLANEOUS.

This Sixth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Sixth Amendment, the provisions of this Sixth Amendment shall govern and control. Landlord shall not be bound by this Sixth Amendment until Landlord has executed and delivered the same to Tenant. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Sixth Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Sixth Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Sixth Amendment as of the day and year first above written.

LANDLORD:

FOURTEEN HURON DRIVE, LLC, a Massachusetts limited liability company

By:	/s/ Sava Cvek
Sava Cvek, Manager

TENANT:

ALLURION TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Christopher Geberth
Name: Christopher Geberth
Title: Chief Financial Officer

Exhibit A

31-A